Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4, originally filed on August 27, 2012 (Registration No. 333-183584) of Western Alliance Bancorporation of our report dated March 30, 2012 relating to the consolidated financial statements incorporated by reference in the Annual Report on Form 10-K/A of Western Liberty Bancorp, Inc. for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Sherman Oaks, California

September 12, 2012